UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

GLU MOBILE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLU MOBILE INC.
875 Howard Street, Suite 100
San Francisco, California 94103

SUPPLEMENT NO. 1 DATED MAY 13, 2019
TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF GLU MOBILE INC.
TO BE HELD ON JUNE 6, 2019

This proxy statement supplement (this “Supplement”), dated May 13, 2019, amends and supplements the definitive proxy statement (the “Proxy Statement”) filed by Glu Mobile Inc. (referred to herein as the “Company,” “we,” “us,” or “our” as the context requires) with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2019, and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for our 2019 Annual Meeting of Stockholders to be held on Thursday, June 6, 2019, at 10:00 a.m. Pacific Time, at our principal executive offices at 875 Howard Street, Suite 100, San Francisco, California (the “Annual Meeting”).

Explanatory Note

This Supplement is being filed with the SEC and is being made available to our stockholders on or about May 13, 2019. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As such, only stockholders of record as of the close of business on April 10, 2019 are entitled to receive notice of and to vote at the Annual Meeting and any further adjournments or postponements thereof.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, our stockholders should rely on the information contained in this Supplement. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.

Supplement to Proposal No. 2

Proposal No. 2 in the Proxy Statement relates to the approval of an amendment and restatement of our 2007 Equity Incentive Plan (the “2007 Plan”). This Supplement is being filed to supplement Proposal No. 2 to provide additional information about the shares available for issuance as of March 31, 2019 under each of our 2007 Plan and our 2018 Equity Inducement Plan (the “2018 Inducement Plan”).

“The following table summarizes information regarding awards outstanding and shares of our Common Stock remaining available for grant as of March 31, 2019:

Stock Options Outstanding*	20,702,963
Weighted Average Exercise Price of Stock Options Outstanding	$3.64
Weighted Average Remaining Term of Stock Options Outstanding	8.01 years
Full Value Awards Outstanding (RSUs and PSUs)	6,428,612
Shares Available for Grant under the 2007 Plan	4,188,380
Shares Available for Grant under the 2018 Inducement Plan	373,600
____________________

* Excludes all PSOs paid in lieu of earned annual incentive cash compensation.”

Voting

Our stockholders should note the following:

●	We will not make available or distribute, and our stockholders do not need to sign, new proxy cards or submit new voting instructions.

●	Proxy cards or voting instructions received and providing direction on the proposals to be considered at the Annual Meeting will remain valid and in effect, and will be voted as directed.

●

If a stockholder has already submitted a proxy card or voting instructions, such stockholder does not need to resubmit its proxy card or voting instructions with different directions, unless such stockholder wishes to change any previously cast votes. Each stockholder may revoke or change his, her or its vote at any time before the applicable proxy has been exercised by (1) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, our Corporate Secretary at 875 Howard Street, Suite 100, San Francisco, California 94103 or (2) attending the Annual Meeting and voting in person (although attending the Annual Meeting will not, by itself, revoke a proxy).

●	We have the right and ability to submit or amend the content of our proposals at any time prior to the Annual Meeting.

Additional Information and Where to Find It

This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Annual Meeting to be held on June 6, 2019. The Company has filed with the SEC and made available to the holders of its common stock as of April 10, 2019, the Proxy Statement containing important information relating to among other things, Proposal No. 2. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED AND SUPPLEMENTED BY THIS SUPPLEMENT, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSAL.

Each stockholder’s vote regarding the proposals set forth in the Proxy Statement (including, but not limited to Proposal No. 2) is important. We ask that our stockholders vote on the proposals described in the Proxy Statement. Copies of the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2018, and this Supplement are available at “www.proxyvote.com”. You will need your control number found on your Notice of Internet Availability to access these materials. Written copies are available to stockholders free of charge by contacting Investor Relations, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103 or by email to IR@glu.com.